UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2012

FMC Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1803 Gears Road, Houston, Texas		77067
(Address of Principal Executive Offices)		(Zip Code)

(281) 591-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On February 23, 2012, the Compensation Committee of the Board of Directors modified the payout to a limited number of senior executives based on meeting certain performance criteria pursuant to our Amended and Restated Incentive Compensation and Stock Plan. Performance-based equity compensation links the award of restricted stock units to the achievement of performance targets relative to the performance of our peer group of oilfield service and equipment companies with respect to the following three metrics: EBITDA growth, return on investment and total shareholder return. Prior to 2012, the payout for the total shareholder return metric was determined based on the Company’s performance relative to the peer group, but the shareholder return metric had to be positive in order to have any payout. Beginning in 2012, the payout for the total shareholder return metric will continue to be determined based on the Company’s performance relative to the peer group, but it will be possible to have a payout regardless of whether the Company’s total shareholder return for the year is positive or negative. Specifically, if the Company’s total shareholder return for the year is not positive, then the payout for the total shareholder return metric cannot exceed the target established by the Compensation Committee, regardless of the Company’s performance relative to the peer group.

The form of grant agreement for the restricted stock units is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	Form of Grant Agreement for Long Term Incentive Restricted Stock Grant Pursuant to the Amended and Restated FMC Technologies, Inc. Incentive Compensation and Stock Plan (Employee).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

Dated: February 28, 2012	By:	/s/ Jeffrey W. Carr
Name: Jeffrey W. Carr
Title: Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Form of Grant Agreement for Long Term Incentive Restricted Stock Grant Pursuant to the Amended and Restated FMC Technologies, Inc. Incentive Compensation and Stock Plan (Employee).